EXHIBIT 23

CONSENT OF AUDITORS TO INCORPORATE
FINANCIAL STATEMENTS INTO FORM S-8

Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-105598 on Form S-8 pertaining to the AJS Bancorp, Inc. 2003 Stock Option Plan and the 2003 Recognition and Retention Plan of our report dated March 16, 2009 incorporated by reference in this Annual Report on Form 10-K of AJS Bancorp, Inc. for the year ended December 31, 2008.

Oak Brook, Illinois
March 23, 2009